UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 26, 2009, Mark D. Erion, Ph.D. notified us of his intent to resign as our President, Chief Executive Officer and Chief Scientific Officer and as a member of our board of directors, effective October 31, 2009, in order to pursue another opportunity. In consideration of Dr. Erion’s agreement to delay his departure until October 31, 2009, on August 27, 2009 our board of directors approved (i) a $50,000 cash payment to Dr. Erion in the event he remains continuously employed by us through October 31, 2009, and (ii) a second $50,000 cash payment to Dr. Erion in the event that we complete a licensing or sale transaction with respect to a specified asset in our product pipeline. Following his departure, Dr. Erion will continue to consult with us on matters related to the licensing or sale of our pipeline of product candidates and advanced discovery programs or other strategic alternatives.

(c) In connection with Dr. Erion’s resignation, on August 27, 2009, our board of directors appointed David F. Hale, the Chairman of our board of directors, as Executive Chairman effective September 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

By:	/s/ Tran B. Nguyen, M.B.A.
Tran B. Nguyen, M.B.A. Vice President of Finance and Chief Financial Officer

Date: September 1, 2009